                                                                    EXHIBIT 99.2

NEWS RELEASE                                           [TENNECO AUTOMOTIVE LOGO]


For immediate release

Contacts:      Jane Ostrander
               Media Relations
               847 482-5607
               jane.ostrander@tenneco-automotive.com

               Leslie Cleveland Hague
               Investor Relations
               847 482-5042
               lchague@tenneco-automotive.com

                   TENNECO AUTOMOTIVE ANNOUNCES FOURTH QUARTER
                           AND FULL-YEAR 2000 RESULTS

LAKE FOREST, ILLINOIS, FEBRUARY 6, 2001 - Tenneco Automotive (NYSE: TEN) today reported a fourth quarter 2000 loss from continuing operations of $63 million, or $1.74 per diluted share, which includes restructuring and other charges of $42 million after-tax, or $1.18 per share. The company had a loss from continuing operations of $143 million, or $4.25 per diluted share, for the same period in 1999.

Before charges, the company reported a loss from continuing operations of $21 million, or 56 cents per diluted share, compared with income of $1 million, or 5 cents per diluted share in the fourth quarter of 1999.

"Obviously, we are disappointed with our fourth quarter results. Tough industry conditions in the auto parts sector, coupled with our highly leveraged position, had a significant impact on our performance," said Mark P. Frissora, chairman and CEO, Tenneco Automotive. "We have responded aggressively by implementing global cost reduction initiatives, sharply reducing


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

spending and improving productivity in the face of this industry downturn. We will focus intensely on these efforts as we confront an equally challenging year in 2001."

For the full year 2000, Tenneco Automotive reported a loss from continuing operations of $41 million, or $1.18 per diluted share, compared with a loss from continuing operations of $63 million, or $1.87 per diluted share in 1999. Included in these results are one-time non-operational items taken in the third quarter of 2000, and fourth quarter charges in both years related to restructuring, as well as transaction expenses. Excluding one-time items, income from continuing operations in 2000 was $4 million, or 10 cents per diluted share. Excluding one-time items and assuming the company had incurred the same level of stand-alone and interest costs in 1999 as it did in 2000, income from continuing operations in 1999 would have been $24 million, or 74 cents per share.

"Despite this very difficult operating environment, we reduced working capital and capital spending, and initiated a securitization program for receivables to bring our senior debt level down by $107 million in 2000," said Frissora. "We also generated a $23 million improvement in EVA last year, and improved net cash flow before financing and factoring activities by $61 million."

FOURTH QUARTER RESULTS

Tenneco Automotive reported revenue of $849 million for the fourth quarter 2000, which includes $56 million in pass-through sales for catalytic converters. Excluding the pass-through sales, revenue was slightly down compared with fourth quarter 1999 revenue of $806 million.

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

Reported EBITDA for the quarter was a loss of $7 million, compared with a loss of $37 million in fourth quarter 1999. Excluding the $61 million in pre-tax charges, EBITDA was $54 million in the quarter compared with $77 million for the same period last year. The company also reported EBIT as a loss of $42 million, compared with a loss of $71 million in fourth quarter 1999. Without charges, EBIT was $19 million compared with $43 million the previous year.

North America

Revenue from the company's North American original equipment business declined, primarily due to light vehicle production cutbacks, and continuing lower heavy-duty ride control and elastomer volumes. North American original equipment revenue was $322 million, including $56 million in pass-through revenue from catalytic converter sales, compared with $301 million in revenue for the fourth quarter of 1999, which did not include pass-through revenue for catalytic converter sales.

Fourth quarter revenue for the North American aftermarket was $123 million, compared with fourth quarter 1999 revenue of $138 million. Revenues were down as a result of further deterioration in the replacement parts market.

Fourth quarter EBIT, before charges, for North American operations was $9 million, compared with $33 million, before charges, the previous year. In the original equipment business, the decrease was largely due to light vehicle production cutbacks, especially in December, and continued depressed heavy-duty ride control and elastomer volumes. On the aftermarket side, depressed industry conditions and higher promotional expenses impacted profitability.

Europe

The company reported fourth quarter 2000 revenue for the European original equipment business of $249 million, a 22 percent increase compared with fourth quarter 1999 revenue of $204 million. Revenue would have increased by 28 percent if exchange rates had been the same in the fourth quarter 2000 as in the fourth quarter of 1999. The increase in revenue was the result of very strong exhaust volumes.

Continued weakness in both ride control and exhaust product lines continued to affect revenue from the European aftermarket business. Revenue for the fourth quarter 2000 was $71 million, a 17 percent decline compared with $86 million in the fourth quarter of 1999. Excluding the currency impact, revenue would have declined by 13 percent.

European EBIT, before charges, for the fourth quarter was $5 million, even with the previous year. The erosion in the aftermarket was offset by strong volumes on the exhaust original equipment side of the business.

Tenneco Automotive reported fourth quarter results in other geographical areas as follows:

Region              Revenue              Growth (Decline) year over year

South America       $37 million          12 percent
Australia           $29 million          (12 percent)
Asia                $18 million          64 percent

Combined EBIT, before charges, for South America, Australia, and Asia in the fourth quarter was $5 million, even with EBIT before charges in fourth quarter 1999. Unit volume growth in Brazil, India, and China offset the currency impact and original equipment production cutbacks in Australia.

FULL YEAR RESULTS

For full-year 2000, the company reported an 8 percent increase in revenue to $3.55 billion from $3.28 billion in 1999. Excluding $206 million in pass-through sales for catalytic converters, revenue would have increased by 2 percent.

The company reported EBITDA of $271 million for 2000, compared with $292 million in 1999. Excluding one-time items, EBITDA was $336 in 2000. Excluding one-time items and assuming the company had incurred the same level of stand-alone costs in 1999, EBITDA for 1999 would have been $374 million. Full-year EBIT was $120 million compared with $148 million in 1999. Excluding one-time items, 2000 EBIT was $185 million. EBIT would have been $230 million in 1999 excluding one-time items and assuming the company had incurred the same level of stand-alone costs.

"We are pleased with stronger performances in our European original equipment and emerging markets businesses. Combined, we saw a 72 percent earnings (before-interest and tax) improvement year-over-year," said Frissora.

The attached exhibits provide additional information on Tenneco Automotive's 2000 and 1999 operating results.

The company will host a conference call on February 6, 2001 at 10:30 a.m. EST. The dial-in number is 800-619-3527 domestic or 1-773-756-4629 international. Passcode is Tenneco Auto. A recording of this call will be available from 1:00 p.m. EST on February 6 through February 13. To access this recording, dial 800-964-4572 domestic or 402-998-1180 international, and enter the passcode 8400. The call will also be available on the Tenneco Automotive web site at www.tenneco-automotive.com.

Tenneco Automotive is a $3.5 billion manufacturing company headquartered in Lake Forest, Ill., with 23,000 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, which are sold under the Monroe(R) and Walker(R) global brand names. Among its products are Sensa-Trac(R) and Reflex(TM) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers and DynoMax(R) performance exhaust products, and Monroe(R) Clevite(TM) vibration control components.


This press release contains forward-looking statements. Words such as "working to improve," "will" and similar expressions identify these forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are: (i) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries; (ii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (iii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases); (iv) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products, including the company's resultant inability to realize the sales represented by its awarded book of business; (v) changes in consumer demand and prices, including decreases in demand for automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products; (vi) the cost of compliance with changes in regulations, including environmental regulations; (vii) workforce factors such as strikes or labor interruptions; (viii) material substitutions and increases in the costs of raw materials; (ix) the company's ability to integrate operations of acquired businesses quickly and in a cost effective manner; (x) the company's ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans; (xi) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers;
(xii) further changes in the distribution channels for the company's aftermarket products, and further consolidations among automotive parts customers and suppliers; (xiii) changes by the Financing Accounting Standards Board or other accounting regulatory bodies of authoritative generally accepted accounting principles or policies; and (xiv) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

                                       ##

                      TENNECO AUTOMOTIVE INC. CONSOLIDATED
                           STATEMENTS OF INCOME (LOSS)
                       (Millions Except Per Share Amounts)

                                                                         1998
                                                    -------------------------------------------------
                                                     1st Q     2nd Q     3rd Q      4th Q       Year
                                                    -------   -------   -------    -------    -------
REVENUES
   Net Sales and Operating Revenues                 $   800   $   864   $   804    $   769    $ 3,237
                                                    =======   =======   =======    =======    =======

COSTS AND EXPENSES
   Cost of Sales (exclusive of depr. shown below)       574       587       570        601      2,332
   Engineering, Research and Development                 11         2         5         13         31
   Selling, General and Administrative                  103       115       115        139        472
   Depreciation and Amortization                         35        37        38         40        150
                                                    -------   -------   -------    -------    -------
                                                        723       741       728        793      2,985
                                                    -------   -------   -------    -------    -------
OTHER INCOME (EXPENSE)                                    6         1         5        (37)       (25)
                                                    -------   -------   -------    -------    -------
OPERATING INCOME (LOSS)                                  83       124        81        (61)       227

Interest Expense (net of interest capitalized)           13        17        19         20         69
Income Tax Expense (Benefit)                             19        36        (7)       (35)        13
Minority Interest                                         8         8         6          7         29
                                                    -------   -------   -------    -------    -------
INCOME (LOSS) FROM CONTINUING OPERATIONS                 43        63        63        (53)       116

Income (Loss) from Discontinued
  Operations, net of income tax                          32        74        40         (7)       139
Extraordinary Loss, net of income tax                     -         -         -          -          -
Cumulative Effect of Changes in Accounting
  Principle, net of income tax                            -         -         -          -          -
                                                    -------   -------   -------    -------    -------
NET INCOME (LOSS) TO COMMON STOCK                   $    75   $   137   $   103    $   (60)   $   255
                                                    =======   =======   =======    =======    =======


AVERAGE COMMON SHARES OUTSTANDING:
   Basic                                               33.9      33.8      33.6       33.5       33.7
                                                    =======   =======   =======    =======    =======
   Diluted                                             34.0      34.0      33.7       33.5       33.8
                                                    =======   =======   =======    =======    =======

EARNINGS (LOSS) PER SHARE OF COMMON STOCK:
   BASIC -
     Continuing Operations                          $  1.26   $  1.88   $  1.85    $ (1.57)   $  3.45
     Discontinued Operations                           0.95      2.16      1.24      (0.23)      4.13
     Extraordinary Loss                                   -         -         -          -          -
     Cumulative Changes in Accounting Principle           -         -         -          -          -
                                                    -------   -------   -------    -------    -------
                                                    $  2.21   $  4.04   $  3.09    $ (1.80)   $  7.58
                                                    =======   =======   =======    =======    =======


   DILUTED -
     Continuing Operations                          $  1.26   $  1.88   $  1.84    $ (1.57)   $  3.44
     Discontinued Operations                           0.94      2.15      1.24      (0.23)      4.12
     Extraordinary Loss                                   -         -         -          -          -
     Cumulative Changes in Accounting Principle           -         -         -          -          -
                                                    -------   -------   -------    -------    -------
                                                    $  2.20   $  4.03   $  3.08    $ (1.80)   $  7.56
                                                    =======   =======   =======    =======    =======

                                                                          1999
                                                    --------------------------------------------------
                                                     1st Q      2nd Q     3rd Q      4th Q       Year
                                                    -------    -------   -------    -------    -------
REVENUES
   Net Sales and Operating Revenues                 $   789    $   868   $   816    $   806    $ 3,279
                                                    =======    =======   =======    =======    =======

COSTS AND EXPENSES
   Cost of Sales (exclusive of depr. shown below)       585        627       600        615      2,427
   Engineering, Research and Development                 11         16        12         13         52
   Selling, General and Administrative                  105         98       100        218        521
   Depreciation and Amortization                         35         36        39         34        144
                                                    -------    -------   -------    -------    -------
                                                        736        777       751        880      3,144
                                                    -------    -------   -------    -------    -------
OTHER INCOME (EXPENSE)                                    2          6         2          3         13
                                                    -------    -------   -------    -------    -------
OPERATING INCOME (LOSS)                                  55         97        67        (71)       148

Interest Expense (net of interest capitalized)           19         23        16         48        106
Income Tax Expense (Benefit)                             14         30        16         22         82
Minority Interest                                         6          7         8          2         23
                                                    -------    -------   -------    -------    -------
INCOME (LOSS) FROM CONTINUING OPERATIONS                 16         37        27       (143)       (63)

Income (Loss) from Discontinued
  Operations, net of income tax                        (166)        55        12       (109)      (208)
Extraordinary Loss, net of income tax                    (7)         -         -        (11)       (18)
Cumulative Effect of Changes in Accounting
  Principle, net of income tax                         (134)         -         -          -       (134)
                                                    -------    -------   -------    -------    -------
NET INCOME (LOSS) TO COMMON STOCK                   $  (291)   $    92   $    39    $  (263)   $  (423)
                                                    =======    =======   =======    =======    =======


AVERAGE COMMON SHARES OUTSTANDING:
   Basic                                               33.3       33.4      33.5       33.6       33.5
                                                    =======    =======   =======    =======    =======
   Diluted                                             33.4       33.5      33.5       33.8       33.7
                                                    =======    =======   =======    =======    =======

EARNINGS (LOSS) PER SHARE OF COMMON STOCK:
   BASIC -
     Continuing Operations                          $  0.47    $  1.07   $  0.86    $ (4.25)   $ (1.87)
     Discontinued Operations                          (4.99)      1.67      0.32      (3.24)     (6.23)
     Extraordinary Loss                               (0.20)         -         -      (0.34)     (0.55)
     Cumulative Changes in Accounting Principle       (4.00)         -         -          -      (3.99)
                                                    -------    -------   -------    -------    -------
                                                    $ (8.72)   $  2.74   $  1.18    $ (7.83)   $(12.64)
                                                    =======    =======   =======    =======    =======

   DILUTED -
     Continuing Operations                          $  0.47    $  1.06   $  0.86    $ (4.25)   $ (1.87)
     Discontinued Operations                          (4.99)      1.67      0.32      (3.24)     (6.23)
     Extraordinary Loss                               (0.20)         -         -      (0.34)     (0.55)
     Cumulative Changes in Accounting Principle       (4.00)         -         -          -      (3.99)
                                                    -------    -------   -------    -------    -------
                                                    $ (8.72)   $  2.73   $  1.18    $ (7.83)   $(12.64)
                                                    =======    =======   =======    =======    =======

                                                                          2000
                                                    --------------------------------------------------
                                                     1st Q      2nd Q     3rd Q      4th Q       Year
                                                    -------    -------   -------    -------    -------
REVENUES
   Net Sales and Operating Revenues                 $   882    $   948   $   870    $   849    $ 3,549
                                                    =======    =======   =======    =======    =======

COSTS AND EXPENSES
   Cost of Sales (exclusive of depr. shown below)       672        712       678        704      2,766
   Engineering, Research and Development                 15         15        14         14         58
   Selling, General and Administrative                  110        117        89        143        459
   Depreciation and Amortization                         39         37        40         35        151
                                                    -------    -------   -------    -------    -------
                                                        836        881       821        896      3,434
                                                    -------    -------   -------    -------    -------
OTHER INCOME (EXPENSE)                                    1          1        (2)         5          5
                                                    -------    -------   -------    -------    -------
OPERATING INCOME (LOSS)                                  47         68        47        (42)       120

Interest Expense (net of interest capitalized)           45         48        46         47        186
Income Tax Expense (Benefit)                             (1)         5        (5)       (26)       (27)
Minority Interest                                         2          -         -          -          2
                                                    -------    -------   -------    -------    -------
INCOME (LOSS) FROM CONTINUING OPERATIONS                  1         15         6        (63)       (41)

Income (Loss) from Discontinued
  Operations, net of income tax                           -          -         -          -          -
Extraordinary Loss, net of income tax                     -          -        (1)         -         (1)
Cumulative Effect of Changes in Accounting
  Principle, net of income tax                            -          -         -          -          -
                                                    -------    -------   -------    -------    -------
NET INCOME (LOSS) TO COMMON STOCK                   $     1    $    15   $     5    $   (63)   $   (42)
                                                    =======    =======   =======    =======    =======


AVERAGE COMMON SHARES OUTSTANDING:
   Basic                                               33.7       34.4      35.1       35.7       34.7
                                                    =======    =======   =======    =======    =======
   Diluted                                             33.9       34.6      35.2       35.9       34.9
                                                    =======    =======   =======    =======    =======

EARNINGS (LOSS) PER SHARE OF COMMON STOCK:
   BASIC -
     Continuing Operations                          $  0.03    $  0.42   $  0.17    $ (1.74)   $ (1.18)
     Discontinued Operations                              -          -         -          -          -
     Extraordinary Loss                                   -          -     (0.01)         -      (0.02)
     Cumulative Changes in Accounting Principle           -          -         -          -          -
                                                    -------    -------   -------    -------    -------
                                                    $  0.03    $  0.42   $  0.16    $ (1.74)   $ (1.20)
                                                    =======    =======   =======    =======    =======

   DILUTED -
     Continuing Operations                          $  0.03    $  0.42   $  0.16    $ (1.74)   $ (1.18)
     Discontinued Operations                              -          -         -          -          -
     Extraordinary Loss                                   -          -     (0.01)         -      (0.02)
     Cumulative Changes in Accounting Principle           -          -         -          -          -
                                                    -------    -------   -------    -------    -------
                                                    $  0.03    $  0.42   $  0.15    $ (1.74)   $ (1.20)
                                                    =======    =======   =======    =======    =======

                                 EXTERNAL BASIS
              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                             STATEMENT OF CASH FLOWS
                                    UNAUDITED
                                   (Millions)


                                                                                  TWELVE MONTHS ENDED
                                                                                      DECEMBER 31,
                                                                                 --------------------
                                                                                   2000         1999
                                                                                 --------     -------
Operating activities:
  Income (loss) from continuing operations                                       $   (41)     $   (63)
  Adjustments to reconcile income (loss) from continuing
   operations to net cash provided (used) by
   operating activities -
    Depreciation and amortization                                                    151          144
    Deferred income taxes                                                            (43)          97
    (Gain)/loss on sale of businesses and assets, net                                 (2)           6
    Changes in components of working capital -
      (Inc.)/dec. in receivables                                                      61         (151)
      (Inc.)/dec. in inventories                                                     (29)         (23)
      (Inc.)/dec. in prepayments and other current assets                            (14)          14
      Inc./(dec.) in payables                                                        141           46
      Inc./(dec.) in taxes accrued                                                    (4)         (43)
      Inc./(dec.) in interest accrued                                                  5           (7)
      Inc./(dec.) in other current liabilities                                        (4)         (11)
    Other                                                                             13          (10)
                                                                                 -------      -------
Cash provided (used) by continuing operations                                        234           (1)
Cash provided (used) by discontinued operations                                        -         (253)
                                                                                 -------      -------
Net cash provided (used) by operating activities                                     234         (254)
                                                                                 -------      -------

Investing activities:
  Net proceeds from sale of discontinued operations                                    -          303
  Net proceeds from sale of assets                                                    26            8
  Expenditures for plant, property & equipment                                      (146)        (154)
  Acquisition of businesses                                                           (5)         (36)
  Expenditures for plant, property & equipment-discontinued operations                 -       (1,264)
  Investments and other                                                              (32)         (45)
                                                                                 -------      -------
Net cash provided (used) by investing activities                                    (157)      (1,188)
                                                                                 -------      -------

Net Cash provided (used) before financing activities - continuing operations          77         (228)

Financing activities:
  Issuance of common and treasury shares                                              17           41
  Proceeds from subsidiary equity issuance                                             1            -
  Purchase of common stock                                                             -           (4)
  Issuance of equity securities by subsidiaries                                        -         (408)
  Issuance of long-term debt                                                           1        3,721
  Retirement of long-term debt                                                      (107)      (1,410)
  Net inc./(dec.) in short-term debt excluding current
   maturities on long-term debt                                                      (16)        (294)
  Dividends (common)                                                                  (7)        (151)
  Other                                                                              (12)           -
                                                                                 -------      -------
Net cash provided (used) by financing activities                                    (123)       1,495
                                                                                 -------      -------

Effect of foreign exchange rate changes on cash and
 temporary cash investments                                                           (3)           2
                                                                                 -------      -------

Inc./(dec.) in cash and temporary cash investments                                   (49)          55
Cash and temporary cash investments, January 1                                   $    84      $    29
                                                                                 -------      -------
Cash and temporary cash investments, December 31                                 $    35      $    84
                                                                                 =======      =======

                                 BALANCE SHEETS
                                   (Unaudited)
                                   (Millions)


                                             1998                     1999                                    2000
                                            ------    ------------------------------------    ------------------------------------
                                            Dec 31    Mar 31    Jun 30    Sep 30    Dec 31    Mar 31    Jun 30    Sep 30    Dec 31
----------------------------------------------------------------------------------------------------------------------------------
ASSETS

   Receivable, Net                          $  443    $  550    $  606    $  680    $  571    $  645    $  684    $  584    $  487

   Inventories                                 414       425       401       403       412       415       391       395       422

   Other Current Assets                        207       138       169       133       218       191       209       228       200

   Investments and Other Assets                863       748       770       740       705       697       700       721       772

   Plant, Property and Equipment, net        1,093     1,046     1,049     1,055     1,037     1,013     1,004       984     1,005

   Net Assets of Discontinued Operations     1,739     1,428     1,421     1,483         -         -         -         -         -
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------

                Total                       $4,759    $4,335    $4,416    $4,494    $2,943    $2,961    $2,988    $2,912    $2,886
                                            ======    ======    ======    ======    ======    ======    ======    ======    ======

LIABILITIES AND SHAREHOLDERS' EQUITY

   Short-term Debt                          $  304    $  368    $  206    $  237    $   56    $   77    $   43    $   35    $   92

   Accounts Payable                            337       344       351       365       348       383       426       436       464

   Other Current Liabilities                   268       237       287       286       259       254       256       269       253

   Long-term Debt                              671       677       832       796     1,578     1,571     1,570     1,505     1,435

   Deferred Income Taxes                        98        32        39       104       108       106       108       129       144

   Deferred Credits and Other Liabilities      170       174       168       155       156       160       166       160       154

   Minority Interest                           407       407       411       411        16        17        18        15        14

   Shareholders' Equity                      2,504     2,096     2,122     2,140       422       393       401       363       330
                                            ------    ------    ------    ------    ------    ------    ------    ------    ------

                Total                       $4,759    $4,335    $4,416    $4,494    $2,943    $2,961    $2,988    $2,912    $2,886
                                            ======    ======    ======    ======    ======    ======    ======    ======    ======


DEBT TO CAPITALIZATION RATIO                 25.1%     29.5%     29.1%     28.8%     78.9%     80.1%     79.4%     80.3%     81.6%
                                            ======    ======    ======    ======    ======    ======    ======    ======    ======